UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2011

MarketAxess Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34091	52-2230784
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

299 Park Avenue New York, New York	10171
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 813-6000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors or Certain Officers

On February 23, 2011, James N.B. Rucker, the Chief Operations, Credit and Risk Officer of MarketAxess Holdings Inc. (the “Company”), transitioned to a new role with the Company and will remain employed by the Company as a non-executive officer. For personal reasons, Mr. Rucker will relocate to Boston, MA, and will work out of the Company’s Boston office. In his new role, Mr. Rucker will relinquish his operations responsibilities but will continue to be involved in the Company’s credit, risk and internal control functions. In such capacity, it is currently expected that Mr. Rucker will spend the majority of his time working on the Company’s plans to organize and operate a Swap Execution Facility and/or a Securities-based Swap Execution Facility. Mr. Rucker will also assume other project-related roles that leverage his extensive background and experience in operations, credit and risk within the financial services industry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.

Date:  February 25, 2011

By: /s/Richard M. McVey
Name: Richard M. McVey
Title: Chief Executive Officer

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